Exhibit (14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to us in this Post-Effective Amendment No. 1 to Registration Statement on Form N-14 (File No. 333-157497) of our report dated December 29, 2008, relating to the financial statements and financial highlights of the NYSE Arca Tech 100 Index Fund, Equity Income Fund, Geneva Growth Fund, and Wisconsin Tax-Exempt Fund (four of the portfolios constituting North Track Funds, Inc.), appearing in the Annual Report of North Track Funds, Inc. for the year ended October 31, 2008, and to references to us in the North Track Prospectus dated as of March 1, 2009, which is incorporated by reference in this Registration Statement, under the heading "Independent Registered Public Accounting Firm" in the North Track Statement of Additional Information dated as of March 1, 2009, which is incorporated by reference in this Registration Statement and under the heading Information about the Reorganizations – Comparison of Service Providers in the Prospectus/Proxy Statement, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, WI

March 23, 2009